Exhibit 99.1
PROLOGIS REPORTS GROWTH IN THIRD QUARTER FFO AND EARNINGS PER SHARE
— Year-to-Date Adjusted FFO per Share Up 20.5% —
— Company Increases Guidance for 2006 FFO and Earnings per Share —
— Sets 2007 FFO per Share Guidance at $3.80 to $4.00 —
Denver, Colo. — October 26, 2006 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported adjusted funds from operations as defined by ProLogis (FFO) of $0.79 per diluted share for the third quarter of 2006, which was after a $0.03 per share charge for ProLogis’ portion of expenses related to the initial public offering (IPO) of ProLogis European Properties (PEPR). This compares with $0.78 in the third quarter of 2005, which was before $0.04 of merger integration charges. Net earnings per diluted share were $0.65 for the third quarter of 2006, compared with $0.63 for the same period in 2005.
For the nine months ended September 30, 2006, adjusted FFO was $2.59 per diluted share, up 20.5% from $2.15 in the first nine months of 2005. After $0.01 of merger integration expenses, FFO per diluted share was $2.58 for the nine months ended September 30, 2006, compared with $1.96 in 2005, which included $0.19 related to merger integration and relocation expenses and cumulative translation losses and impairment charges related to the sale of ProLogis’ temperature-controlled business. Year to date, net earnings per diluted share were $2.04, compared with $1.33 in the comparable period of 2005. The increase was primarily due to improvement in each of the company’s business segments, as well as gains on the sale of assets that are recognized under GAAP but are not included in ProLogis’ definition of FFO.
Strong market conditions were reflected in ProLogis’ results in each of its operating segments: property operations, development and fund management. Rent growth on lease turnovers was 2.1% for the quarter, the highest level in more than four years, while the same-store pool, year-to-date net operating income increased 3.0% and occupancy was up 316 basis points. “Development margins remained strong, due to outstanding execution by our teams. Year-to-date income from our property funds also increased in line with the expansion of our assets under management,” said Jeffrey H. Schwartz, chief executive officer.
Guidance set for 2007 FFO per share at $3.80 to $4.00
The company also set a range for 2007 FFO guidance of $3.80 to $4.00 per share and will provide business drivers to support that guidance in early 2007. “Our expectation for another year of solid growth in FFO per share is driven by continued strong market fundamentals, supported by customer demand in key logistics markets that are closely tied to the expansion of global trade,” Schwartz said.
European IPO Crystallizes Value
During the quarter, ProLogis completed the IPO of ProLogis European Properties (Euronext: PEPR). Schwartz noted that the IPO demonstrated the advantages of ProLogis’ property fund strategy and the quality of the company’s European industrial platform. “With the IPO, we created a liquid public market to satisfy the future redemption needs of PEPR’s investors, while maintaining the largest ownership interest in PEPR’s premiere platform of European industrial properties,” Schwartz said. “We will continue to manage PEPR, thereby preserving important customer relationships and management fees. In addition, the IPO enables us to crystallize the value created by PEPR through the recognition of an incentive return.”

The incentive return, totaling approximately $109 million ($0.42 per share), net of certain expenses, will be recognized in the fourth quarter. As a result, ProLogis increased full-year 2006 guidance for FFO per share to $3.55 - $3.65, which includes approximately $0.04 per share related to ProLogis’ share of the IPO charges recognized in the third quarter. In addition, earnings per share guidance was increased to $3.20 - $3.40. The incentive return was based on the internal rate of return that PEPR unitholders earned during their pre-IPO holding periods and includes both PEPR ordinary units and a cash adjustment based on the average closing price of the ordinary units during the first 30 days after PEPR began trading. ProLogis’ previous guidance was $3.15 — $3.25 in FFO per share, prior to $0.01 per share in year-to-date merger integration and corporate relocation charges, and $2.20 — $2.45 in earnings per share.
Global Market Fundamentals Remain Solid
Leasing in the company’s stabilized properties continued to be strong at 94.7% for the quarter. “Globally, market supply and demand remain well balanced, as evidenced by third quarter net absorption of more than 46 million square feet in the top 30 logistics markets in North America,” said Walter C. Rakowich, president and chief operating officer.
Year-to-date gross proceeds from Corporate Distribution Facilities Services (CDFS) dispositions of $1.3 billion led to a 30.5% increase in CDFS disposition gains over the prior year. Leasing in the 29.8 million square feet of developments completed in the last 12 months, including those in CDFS joint ventures, was 76% at September 30, 2006, supporting year-to-date starts of $1.7 billion. ProLogis’ pipeline of CDFS completed developments, repositioned acquisitions and properties under development reached a record $4.6 billion, supporting future growth in CDFS income and property funds.
“Our unique ability to address global customers’ distribution space needs throughout North America, Europe and Asia drove the quarter’s strong development and leasing activity. Year to date, approximately half of our 18.6 million square feet of new CDFS leases were with repeat customers, including: Danzas in Shanghai; Wal-Mart in Dallas; DHL in the Netherlands; and UPS in Louisville,” Rakowich added.
Selected Financial and Operating Information
•	Achieved adjusted FFO per share growth of 20.5% year to date over the first nine months of 2005.
•	Improved average year-to-date same-store net operating income by 3.0% (a 3.5% increase when straight-lined rents and lease amortization are excluded) while same-store occupancies increased by 3.2% for the year to date.
•	Realized year-to-date FFO from CDFS transactions of $260.3 million, including recognition of previously deferred proceeds from the first quarter contribution of properties from North American Property Funds II, III and IV to ProLogis North American Industrial Fund, up from $199.5 million in the same period of 2005. FFO amounts do not include unrecognized deferred gains of $52.0 million related to CDFS development contributions for the year to date and $42.1 million for the same period in 2005. Post-deferral, post-tax CDFS margins were 22.6% for the dispositions completed year to date.
•	Recycled $447.1 million of capital through CDFS contributions and dispositions during the quarter and $1.3 billion year to date.
•	Started new developments with total expected investment of $343.2 million during the quarter and $1.7 billion year to date. Year-to-date starts include $97.0 million of retail development.
•	Increased ProLogis’ share of FFO from property funds to $98.5 million year to date, including earnings from the North American property fund transaction noted above, up 41.5% from $69.6 million in the prior year.

•	Grew fee income from property funds in the first nine months to $79.3 million, including the incentive fee from the North American fund transaction noted above, up 57.7% from $50.3 million in 2005.
•	Achieved combined development management fees, FFO from CDFS joint ventures and other unconsolidated investees and interest income on long-term notes receivable of $91.3 million year to date.
•	Increased total assets owned and under management to $25.3 billion, up from $22.1 billion at December 31, 2005.
Copies of ProLogis’ third quarter 2006 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 1:00 pm Eastern Time on Thursday, October 26, 2006. A replay of the webcast will be available on the company’s website until November 9, 2006. Additionally, a podcast of the company’s conference call will be available at REITCafe by accessing the following link: http://www.REITcafe.com/REITcalls/REITcalls06q3_PLD.mp3
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 81 markets across North America, Europe and Asia. The company has $25.3 billion of assets owned, managed and under development, comprising 406.9 million square feet (37.8 million square meters) in 2,406 properties as of September 30, 2006. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs more than 1,200 people worldwide.
In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect ProLogis’ cost of capital, its ability to meet its financing needs and obligations and its results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 1A — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2005.

Investor Relations	Media	Financial Media
Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212-329-1420
sdawson@lakpr.com

Third Quarter 2006
SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3b

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

Selected Balance Sheet Information:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	7

Notes to Consolidated Financial Statements	8 - 8d

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 - 9a

Property Funds — EBITDA, FFO and Net Earnings	10-10a

Property Funds — Balance Sheets	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations	13

Top 25 Customers	13a

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 - 17a

Development Summary	18 - 18a

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution Based on Square Footage	21
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Third Quarter 2006
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006 (1)	2005 (2)	% Change	2006 (1)	2005 (2)	% Change

Net earnings attributable to common shares (see pages 2 and 2a):
Net earnings attributable to common shares	$166,305	$129,402	28.5%	$517,861	$261,645	97.9%
Net earnings per diluted share attributable to common shares	$0.65	$0.63	3.2%	$2.04	$1.33	53.4%

FFO and FFO, as adjusted (see pages 3 and 4 and see definition of FFO on pages 3a and 3b):
FFO attributable to common shares	$202,054	$150,837	34.0%	$656,263	$387,604	69.3%
Add back:
Merger integration expenses (3)	—	8,288		2,630	8,288
Relocation expenses (4)	—	246		93	4,049
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	—		—	26,864

FFO attributable to common shares, as adjusted	$202,054	$159,371	26.8%	$658,986	$426,805	54.4%

FFO per diluted share attributable to common shares	$0.79	$0.74	6.8%	$2.58	$1.96	31.6%
Add back:
Merger integration expenses (3)	—	0.04		0.01	0.04
Relocation expenses (4)	—	—		—	0.02
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	—		—	0.13

FFO per diluted share attributable to common shares, as adjusted	$0.79	$0.78	1.3%	$2.59	$2.15	20.5%

EBITDA (see page 5):
EBITDA	$329,837	$226,467	45.6%	$1,036,369	$634,261	63.4%

Distributions:
Actual distributions per common share (6)	$0.40	$0.37	8.1%	$1.20	$1.11	8.1%

	September 30,	December 31,
	2006	2005 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$14,997,099	$13,126,180	14.3%

Total Book Assets:
Direct investment	$13,810,051	$12,293,351
Our share of total book assets of unconsolidated investees:
Property funds (see page 11)	2,682,760	2,204,910
CDFS joint ventures (7)	334,150	212,304
Other unconsolidated investees (7)	160,165	156,581

	3,177,075	2,573,795

Totals	$16,987,126	$14,867,146	14.3%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see page 6)	$13,007,695	$11,875,130
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (wtd. ownership interest of 23.0%) (see page 11)	11,778,525	9,915,115
Real estate assets owned by industrial CDFS joint ventures, before depreciation (wtd. ownership interest of 50%) (7)	223,463	148,725

Investment in non-industrial CDFS joint ventures and other unconsolidated investees (7)	198,725	204,755

Discontinued operations — net assets held for sale (see page 6)	129,573	—

Totals	$25,337,981	$22,143,725	14.4%

The definition of FFO is on pages 3a and 3b and the definition of EBITDA is on page 5.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 1

ProLogis
Third Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Revenues:
Rental income (8)(9)(10)	$237,521	$144,965	$683,429	$401,490
CDFS disposition proceeds (11)(12)(13)(14)	311,840	355,524	1,050,704	956,110
Property management and other fees and incentives (14) (see page 10 and 10a)	20,421	17,321	79,318	50,326
Development management and other income (11)	11,099	9,254	26,525	12,580

Total revenues	580,881	527,064	1,839,976	1,420,506

Expenses:
Rental expenses (8)(10)	59,753	36,866	175,399	108,578
Cost of CDFS dispositions (11)(12)(13)	234,216	290,658	821,054	762,955
General and administrative	37,787	24,688	110,362	72,731
Depreciation and amortization (10)	70,964	45,215	211,782	126,919
Merger integration expenses (3)	—	8,288	2,630	8,288
Relocation expenses (4)	—	246	93	4,049
Other expenses	2,977	3,030	8,924	6,312

Total expenses	405,697	408,991	1,330,244	1,089,832

Operating income	175,184	118,073	509,732	330,674

Other income (expense):
Earnings from unconsolidated property funds (14) (see page 10 and 10a)	11,215	12,217	78,629	34,992
Earnings from CDFS joint ventures and other unconsolidated investees (7)(15)	9,590	301	47,011	668
Interest expense (10)(16)	(77,417)	(42,549)	(216,933)	(113,803)
Interest income on long-term notes receivable (11)	3,914	841	13,236	841
Interest and other income, net	5,313	3,210	10,596	6,657

Total other income (expense)	(47,385)	(25,980)	(67,461)	(70,645)

Earnings before minority interest	127,799	92,093	442,271	260,029
Minority interest	(565)	(1,327)	(2,541)	(3,929)

Earnings before certain net gains	127,234	90,766	439,730	256,100
Gains recognized on dispositions of certain non-CDFS business assets, net	—	—	13,709	—
Foreign currency exchange gains, net (17)	9,202	4,742	16,449	8,323

Earnings before income taxes	136,436	95,508	469,888	264,423

Income taxes (15)(18):
Current income tax expense	34,824	2,435	75,913	7,185
Deferred income tax (benefit) expense	(22,362)	5,369	(16,780)	8,190

Total income taxes	12,462	7,804	59,133	15,375

Earnings from continuing operations	123,974	87,704	410,755	249,048
Discontinued operations (10):
Income attributable to disposed properties and assets held for sale	4,111	5,017	15,953	11,586
Losses related to temperature controlled distribution assets (5)	—	—	—	(25,150)
Gains recognized on dispositions, net:
Non-CDFS business assets	29,386	36,633	80,037	38,840
CDFS business assets	15,188	6,402	30,178	6,383

Total discontinued operations	48,685	48,052	126,168	31,659

Net earnings	172,659	135,756	536,923	280,707
Less preferred share dividends	6,354	6,354	19,062	19,062

Net earnings attributable to common shares	$166,305	$129,402	$517,861	$261,645

Footnote references are to pages 8 through 8d.
Supplemental Information Page 2

ProLogis
Third Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Weighted average common shares outstanding — Basic	245,460	196,323	244,918	189,768
Weighted average common shares outstanding — Diluted	256,233	206,760	255,559	200,022

Net earnings per share attributable to common shares — Basic:
Continuing operations	$0.48	$0.42	$1.59	$1.21
Discontinued operations	0.20	0.24	0.52	0.17

Net earnings per share attributable to common shares — Basic	$0.68	$0.66	$2.11	$1.38

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$0.46	$0.40	$1.55	$1.17
Discontinued operations	0.19	0.23	0.49	0.16

Net earnings per share attributable to common shares — Diluted	$0.65	$0.63	$2.04	$1.33

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
Net earnings attributable to common shares — Basic	$166,305	$129,402	$517,861	$261,645
Minority interest (a)	565	1,327	2,541	3,929

Adjusted net earnings attributable to common shares — Diluted	$166,870	$130,729	$520,402	$265,574

Weighted average common shares outstanding — Basic	245,460	196,323	244,918	189,768
Incremental weighted average effect of conversion of limited partnership units	5,142	5,539	5,218	5,540
Incremental weighted average effect of potentially dilutive instruments (a)	5,631	4,898	5,423	4,714

Weighted average common shares outstanding — Diluted	256,233	206,760	255,559	200,022

Net earnings per share attributable to common shares — Diluted	$0.65	$0.63	$2.04	$1.33

(a)	Total weighted average potentially dilutive instruments outstanding were 10,966 and 10,499 for the three months ended September 30, 2006 and 2005, respectively, and 10,987 and 10,898 for the nine months ended September 30, 2006 and 2005, respectively.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 2a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Revenues:
Rental income (8)	$243,907	$154,297	$723,356	$427,299
CDFS disposition proceeds (10)(11)(12)(13)(14)	429,002	388,945	1,273,783	999,300
Property management and other fees and incentives (14) (see page 10 and 10a)	20,421	17,321	79,318	50,326
Development management and other income (11)	11,099	9,254	26,525	12,580

Total revenues	704,429	569,817	2,102,982	1,489,505

Expenses:
Rental expenses (8)	61,271	39,139	193,257	115,682
Cost of CDFS dispositions (10)(11)(12)(13)	336,190	317,677	1,013,489	799,762
General and administrative	37,787	24,688	110,362	72,731
Depreciation of corporate assets	2,201	1,743	7,016	5,106
Merger integration expenses (3)	—	8,288	2,630	8,288
Relocation expenses (4)	—	246	93	4,049
Other expenses	2,977	3,030	8,924	6,312

Total expenses	440,426	394,811	1,335,771	1,011,930

	264,003	175,006	767,211	477,575
Other income (expense):
FFO from unconsolidated property funds (14) (see page 10 and 10a)	19,420	23,417	98,467	69,551
FFO from CDFS joint ventures and other unconsolidated investees (7)	10,937	911	51,551	2,017
Interest expense	(77,417)	(42,587)	(217,807)	(114,072)
Interest income on long-term notes receivable (11)	3,914	841	13,236	841
Interest and other income	5,313	3,210	10,596	6,657
Foreign currency exchange (expenses/losses) gains, net (17)	(840)	155	7,334	574
Current income tax expense (18)	(16,357)	(2,435)	(52,722)	(7,185)
Losses related to temperature controlled distribution assets (5)	—	—	—	(25,363)

Total other income (expense)	(55,030)	(16,488)	(89,345)	(66,980)

FFO	208,973	158,518	677,866	410,595

Less preferred share dividends	6,354	6,354	19,062	19,062
Less minority interest	565	1,327	2,541	3,929

FFO attributable to common shares	$202,054	$150,837	$656,263	$387,604

Weighted average common shares outstanding — Basic	245,460	196,323	244,918	189,768
Weighted average common shares outstanding — Diluted	256,233	206,760	255,559	200,022

FFO per share attributable to common shares:
Basic	$0.82	$0.77	$2.68	$2.04

Diluted	$0.79	$0.74	$2.58	$1.96

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 3

ProLogis
Third Quarter 2006
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

FFO attributable to common shares — Basic	$202,054	$150,837	$656,263	$387,604
Minority interest	565	1,327	2,541	3,929

FFO attributable to common shares — Diluted	$202,619	$152,164	$658,804	$391,533

Merger integration expenses (3)	—	8,288	2,630	8,288
Relocation expenses (4)	—	246	93	4,049
Cumulative translation losses and impairment charges related to temperature-controlled distribution assets (5)	—	—	—	26,864

FFO attributable to common shares, as adjusted — Diluted	$202,619	$160,698	$661,527	$430,734

Weighted average common shares outstanding — Basic	245,460	196,323	244,918	189,768
Incremental weighted average effect of conversion of limited partnership units	5,142	5,539	5,218	5,540
Incremental weighted average effect of potentially dilutive instruments	5,631	4,898	5,423	4,714

Weighted average common shares outstanding — Diluted	256,233	206,760	255,559	200,022

FFO per share attributable to common shares — Diluted	$0.79	$0.74	$2.58	$1.96

FFO per share attributable to common shares, as adjusted — Diluted	$0.79	$0.78	$2.59	$2.15

See Consolidated Statements of Earnings on Page 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8d.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.
Supplemental Information Page 3a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
—The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.
—Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
—Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
—The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
—The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
Third Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$166,305	$129,402	$517,861	$261,645
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	68,763	43,472	204,766	121,813
Additional CDFS proceeds recognized (14)	—	—	466	—
Gains recognized on dispositions of certain non-CDFS business assets, net	—	—	(13,709)	—
Reconciling items attributable to discontinued operations (10):
Gains recognized on dispositions of non-CDFS business assets, net	(29,386)	(36,633)	(80,037)	(38,840)
Real estate related depreciation and amortization	757	2,004	5,242	6,850

Totals discontinued operations	(28,629)	(34,629)	(74,795)	(31,990)
Our share of reconciling items from unconsolidated investees (19):
Real estate related depreciation and amortization	18,010	13,596	47,834	39,947
Gains on dispositions of non-CDFS business assets, net	(6,642)	(469)	(6,753)	(805)
Other amortization items (14)(20)	(2,067)	(1,604)	(14,199)	(4,061)

Totals unconsolidated investees	9,301	11,523	26,882	35,081

Totals NAREIT defined adjustments	49,435	20,366	143,610	124,904

Subtotals-NAREIT defined FFO	215,740	149,768	661,471	386,549

Add (deduct) our defined adjustments:
Foreign currency exchange gains, net (17)	(10,042)	(4,587)	(9,115)	(7,749)
Current income tax expense (18)	18,467	—	23,191	—
Deferred income tax (benefit) expense (18)	(22,362)	5,369	(16,780)	8,190
Reconciling items attributable to discontinued operations:
Assets disposed of — deferred income tax benefit (5)	—	—	—	(213)
Our share of reconciling items from unconsolidated investees (19):
Foreign currency exchange expenses/losses (gains), net (17)	1,143	287	130	(263)
Deferred income tax (benefit) expense	(892)	—	(2,634)	1,090

Totals unconsolidated investees	251	287	(2,504)	827

Totals our defined adjustments	(13,686)	1,069	(5,208)	1,055

FFO attributable to common shares	$202,054	$150,837	$656,263	$387,604

See Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3 and the definition of FFO on pages 3a and 3b.
Footnote references are to pages 8 through 8d.
Supplemental Information Page 4

ProLogis
Third Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$166,305	$129,402	$517,861	$261,645
Add (deduct):
NAREIT defined adjustments to compute FFO	49,435	20,366	143,610	124,904
Our defined adjustments to compute FFO	(13,686)	1,069	(5,208)	1,055
Add:
Interest expense	77,417	42,549	216,933	113,803
Depreciation of corporate assets, including amounts reported in relocation expense	2,201	1,831	7,016	5,948
Current income tax expense included in FFO (18)	16,357	2,435	52,722	7,185
Adjustments to CDFS gains on dispositions for interest capitalized	5,521	4,105	25,427	19,102
Preferred share dividends	6,354	6,354	19,062	19,062
Reconciling items attributable to discontinued operations	—	38	874	27,305
Impairment charges	614	—	4,174	180
Share of reconciling items from unconsolidated investees (19)	19,319	18,318	53,898	54,072

EBITDA	$329,837	$226,467	$1,036,369	$634,261

See Consolidated Statements of Earnings on page 2 and the Reconciliations of Net Earnings to FFO on page 4.
Footnote references are to pages 8 through 8d.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains and losses from the dispositions of non-CDFS business assets.
In addition, we adjust the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.
Supplemental Information Page 5

ProLogis
Third Quarter 2006
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2006	2005 (2)

Assets:
Investments in real estate assets:
Industrial operating properties	$10,013,595	$8,730,906
Retail operating properties	264,502	288,253
Land subject to ground leases and other	453,519	792,668
Properties under development (including cost of land)	911,847	884,345
Land held for development (see page 7)	1,090,941	1,045,042
Other investments	273,291	133,916

	13,007,695	11,875,130
Less accumulated depreciation	1,248,214	1,118,547

Net investments in real estate assets	11,759,481	10,756,583

Investments in and advances to unconsolidated investees (see page 7):
Property funds (14)(21)(22)	949,634	755,320
CDFS joint ventures and other unconsolidated investees (7)	320,736	294,423

Total investments in and advances to unconsolidated investees	1,270,370	1,049,743

Cash and cash equivalents	519,234	203,800
Accounts and notes receivable	357,778	327,214
Other assets	955,519	788,840
Discontinued operations-assets held for sale (10)	134,717	—

Total assets	$14,997,099	$13,126,180

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings (see page 20)	$2,760,770	$2,240,054
Senior notes (see page 19)	3,582,298	2,759,675
Secured debt and assessment bonds (see page 19)	1,543,374	1,678,151
Accounts payable and accrued expenses	481,069	344,423
Other liabilities	678,679	557,210
Discontinued operations-assets held for sale (10)	5,144	—

Total liabilities	9,051,334	7,579,513

Minority interest	52,679	58,644

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,471	2,438
Additional paid-in capital	5,751,334	5,606,017
Accumulated other comprehensive income	185,267	149,586
Distributions in excess of net earnings	(395,986)	(620,018)

Total shareholders’ equity	5,893,086	5,488,023

Total liabilities and shareholders’ equity	$14,997,099	$13,126,180

Footnote references are to pages 8 through 8d.
Supplemental Information Page 6

ProLogis
Third Quarter 2006
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(in thousands)

	September 30,	December 31,
	2006	2005

Property funds (see page 11):
ProLogis European Properties (21)	$399,559	$283,435
ProLogis California LLC	112,852	115,743
ProLogis North American Properties Fund I	30,813	33,241
ProLogis North American Properties Funds II, III and IV (14)	—	12,410
ProLogis North American Properties Fund V	58,961	53,104
ProLogis North American Properties Funds VI-X	116,132	120,614
ProLogis North American Properties Fund XI	31,857	33,094
ProLogis North American Industrial Fund (22)	72,153	—
ProLogis Japan Properties Fund I	86,827	103,679
ProLogis Japan Properties Fund II (22)	40,480	—

Total investments in and advances to property funds	949,634	755,320

CDFS joint ventures (7)	205,244	182,411

Other unconsolidated investees (7)	115,492	112,012

Total investments in and advances to unconsolidated investees	$1,270,370	$1,049,743

Land Owned and Controlled
(dollars in thousands)

	As of September 30, 2006
	Acres	Investment

Direct investment:
Land owned:
North America	4,841	$600,682
Europe	1,087	327,111
Asia	149	163,148

Total land owned (see page 6)	6,077	$1,090,941

Land controlled (LOI/option) (A):
North America	1,987
Europe	1,628
Asia	443

Total land controlled	4,058

Total Direct Investment	10,135

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	32

CDFS joint ventures (B):
North America (owned and controlled)	628
Europe (owned and controlled)	401
Asia (owned)	61

Total CDFS joint ventures	1,090

Total unconsolidated investees	1,122

Total land owned and controlled	11,257

COMMENTS
(A) Costs incurred are included in other real estate investments.
(B) Includes land for industrial development only.
Supplemental Information Page 7

ProLogis
Third Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	On September 15, 2005, we completed a merger with Catellus Development Corporation (“Catellus Merger”). This transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price of $5.3 billion has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition.

(2)	Certain 2005 amounts included in this Supplemental Information package have been reclassified to conform to the 2006 presentation.

(3)	Represents costs incurred related to the Catellus Merger. These costs included merger integration and employee transition costs as well as severance costs for certain of our employees whose responsibilities became redundant after the Catellus Merger.

(4)	We completed the relocation of our information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado in the first quarter of 2005. We moved our corporate headquarters, which is located in Denver, to a recently constructed building in February 2006. Relocation costs included (i) employee termination costs; (ii) costs associated with the hiring and training of new personnel and other costs including travel, moving and temporary facility costs; and (iii) accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocations.

(5)	In July 2005, we sold our temperature-controlled distribution operations in France and accordingly, the results of operations for 2005 are included in discontinued operations. Due to the sale and liquidation of the business, we recognized impairment charges and cumulative translation losses of $26.9 million in the nine months ended September 30, 2005.

(6)	The annual distribution rate for 2006 is $1.60 per common share. The amount of the common share distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(7)	Our corporate distribution facilities services business (“CDFS business”) segment activities are discussed in note 11. In addition to the activities performed directly, we also invest in joint ventures that perform CDFS business activities and own operating properties in China, Europe and North America. We have ownership interests ranging from 30% to 50% in the CDFS joint ventures. See pages 12 and 18a for additional information regarding the industrial operating properties owned by and the industrial development activities of the CDFS joint ventures. We refer to these investees as our CDFS industrial joint ventures. In addition, we have interests in several entities that engage in land, retail and commercial development activities that we refer to as non-industrial CDFS joint ventures. In addition, we have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, commercial and hotel properties.

(8)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include direct expenses associated with our management of the property funds’ operations. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.
Supplemental Information Page 8

ProLogis
Third Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(9)	Rental income includes the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Rental income	$180,738	$114,806	$524,062	$318,503
Rental expense recoveries	47,188	28,288	133,684	77,691
Straight-lined rents	9,595	1,871	25,683	5,296

	$237,521	$144,965	$683,429	$401,490

(10)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the nine months ended September 30, 2006, we disposed of 65 properties to third parties, eight of which were CDFS business assets.

The operations of the properties disposed of to third parties during 2006 and the aggregate net gains recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of the 72 properties disposed of during 2005 (eight of which were CDFS business assets) are presented as discontinued operations. As of September 30, 2006, we had 23 office, retail and industrial properties that were classified as held for sale, and accordingly, the operations of these properties are included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheet. Interest expense represents interest directly attributable to these properties.

The operations that are presented as discontinued operations (excluding the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Rental income	$6,386	$9,332	$39,927	$25,809
Rental expenses	(1,518)	(2,273)	(17,858)	(7,104)
Depreciation and amortization	(757)	(2,004)	(5,242)	(6,850)
Interest expense	—	(38)	(874)	(269)

	$4,111	$5,017	$15,953	$11,586

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(11)	The CDFS business segment primarily represents the development of properties, the acquisition of properties with the intent to rehabilitate and/or reposition the property and other land and commercial development activities. It is generally our intent to contribute the properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. Additionally, we (i) earn fees for development activities provided on behalf of customers or third parties, (ii) recognize interest income on notes receivable related to previous asset dispositions, (iii) recognize gains or losses on the disposition of land parcels when our development plans no longer include these parcels and (iv) recognize our proportionate share of the earnings or losses of CDFS joint ventures. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(12)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is determined based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed real estate assets rather than on the entity’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed, the entire loss is recognized. See note 13 for the amount of cumulative gross proceeds that have not been recognized as of September 30, 2006.
Supplemental Information Page 8a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

Gross proceeds deferred related to contributions during the three months ended September 30, 2006 and 2005 were $18.1 million and $16.4 million, respectively, and during the nine months ended September 30, 2006 and 2005 were $52.0 million and $42.1 million, respectively. See page 17. When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in a property fund decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the property fund.

(13)	As of September 30, 2006, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to unconsolidated investees (before subsequent amortization) are presented below (in thousands). See note 12.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties	$123,609	$9,338	$132,947
ProLogis California LLC	5,394	26,129	31,523
ProLogis North American Properties Fund I	8,271	862	9,133
ProLogis North American Properties Fund V	24,737	2,904	27,641
ProLogis North American Properties Funds VI-X	2,766	—	2,766
ProLogis North American Industrial Fund	22,519	—	22,519
ProLogis Japan Properties Fund I	44,878	—	44,878
ProLogis Japan Properties Fund II	20,322	—	20,322
CDFS joint ventures	4,996	—	4,996

Totals	$257,492	$39,233	$296,725

(14)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “the Funds”) from our fund partner, an affiliate of Arcapita Bank B.S.C.(c) (“Arcapita”). On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund (“North American Industrial Fund”), which was finalized in February 2006. See note 22. In connection with these transactions, we recognized the following amounts in the respective line items, during the first quarter of 2006 (in thousands):

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916
(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS income upon the initial contributions of the properties to the Funds. See note 12.

(b)	Represents an incentive return we earned due to certain return levels achieved by Arcapita upon the liquidation of the Funds.

(c)	Represents our proportionate share of the gain on liquidation recognized by the Funds on a depreciated basis (earnings) and on an undepreciated basis (FFO).
All of the above amounts are net of an aggregate deferred amount of $17.9 million, due to our 20% ownership interest in the North American Industrial Fund that purchased the assets.
Supplemental Information Page 8b

ProLogis
Third Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(15)	Included in our earnings from CDFS joint ventures in North America for the three and nine months ended September 30, 2006 is $8.0 million and $35.0 million, respectively, representing our proportionate share of the net earnings of a CDFS joint venture, “LAAFB JV”. The LAAFB JV was formed by Catellus to redevelop a U.S. Air Force base in Los Angeles, California in exchange for land parcels and certain rights to receive tax increment financing (“TIF”) proceeds over a period of time. As our investment in LAAFB JV is held in a taxable subsidiary that was acquired in the Catellus Merger, we recognized the associated current income tax expense and a deferred tax benefit of $15.1 million and $12.4 million for the three months ended September 30, 2006, and $27.0 million and $12.4 million for the nine months ended September 30, 2006, respectively. As of September 30, 2006, the operations of the partnership were substantially complete.

(16)	The following table presents the components of interest expense as presented in the Consolidated Statements of Earnings (in thousands). The increase in interest expense and capitalized interest is primarily the result of increased debt levels due to the Catellus Merger and our increased development activities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)

Gross interest expense	$101,859	$55,688	$292,006	$151,986
Net premium recognized	(3,061)	(672)	(9,525)	(864)
Amortization of deferred loan costs	1,714	1,487	4,253	4,216

Interest expense before capitalization	100,512	56,503	286,734	155,338
Less: capitalized amounts	(23,095)	(13,954)	(69,801)	(41,535)

Net interest expense	$77,417	$42,549	$216,933	$113,803

(17)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.

(18)	Current income tax is generally a function of the level of income recognized by our taxable subsidiaries operating primarily in the CDFS business segment, state income taxes, taxes incurred in foreign jurisdictions and interest associated with our income tax liabilities. Deferred income tax is generally a function of the period’s temporary differences (items that are treated differently for tax purposes than for financial reporting purposes), the utilization of tax net operating losses generated in prior years that had been previously recognized as deferred tax assets and deferred tax liabilities related to indemnification agreements related to certain contributions to property funds.

In connection with the Catellus Merger and in accordance with purchase accounting, we recorded all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we recognized the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 8c

ProLogis
Third Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(19)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.

(20)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the unconsolidated investee acquiring the property. See note 12. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the unconsolidated investees to reflect the gain on sale on an undepreciated basis for FFO.

(21)	In September 2006, ProLogis European Properties (“PEPR”) completed an initial public offering (“IPO”) of ordinary units to trade on the Euronext Amsterdam N.V.’s Eurolist under the ticker symbol PEPR. Selling unitholders offered 49.8 million ordinary units, including an over-allotment option, for aggregate proceeds of €715 million, which were paid to the selling unit holders. PEPR did not receive any proceeds from the offering. As the manager of the property fund, we received an initial incentive allocation of €53.5 million paid in additional ordinary units from the pre-IPO PEPR unitholders based on the internal rate of return that such unit holders earned during their pre-IPO holding period. The incentive return was adjusted through a cash settlement based on the average closing price of the ordinary units during the 30-day, post-IPO period (“Post IPO Trading Price”).

As the amount was not fixed and determinable as of September 30, 2006, we will recognize the incentive return of approximately $109 million in the fourth quarter of 2006. In addition, we no longer have an obligation to the pre-IPO unit holders under a tax indemnification agreement. The reversal of this obligation will be recognized in earnings in the fourth quarter for approximately $36 million, with no impact on FFO. Subsequent to the IPO, our ownership in PEPR is 24%.

(22)	In February, 2006, we formed a new property fund, the North American Industrial Fund, with several institutional investors, which currently owns industrial distribution properties in the United States and may own properties in Canada. The North American Industrial Fund, in which we have a 20% ownership interest, is an open-end fund. See note 14 for further discussion about the initial contribution of assets to the North American Industrial Fund in the first quarter of 2006. In addition, in January 2006, we made the first contribution of assets to ProLogis Japan Properties Fund II, which was formed in late 2005.
Supplemental Information Page 8d

ProLogis
Third Quarter 2006
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	Third		ProLogis’
	Quarter 2006		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI

Direct owned properties (B)	$196,088	x	100.0%	x 4	$784,352

Property funds — North America (B)	$97,591	x	24.0%	x 4	$93,687

Property funds — Asia (B)	$31,560	x	20.0%	x 4	$25,248

Actual
Third Quarter
2006
Fee income (includes all property funds) (see page 10)	$20,421
Gains on dispositions of CDFS business assets, net	$92,812
Disposition proceeds not recognized in FFO, net of amounts recognized that have been previously deferred (see page 17)	$18,101
Development management fees, interest and other CDFS income (C)	$24,333

Balance Sheet Items	-as of September 30, 2006

Investment in PEPR (based on the trading price of the units) (D)	$850,333

Discontinued operations — assets held for sale, net of liabilities	$129,573

Investments in unconsolidated investees other than property funds (see page 7):
CDFS joint ventures (industrial only)	$120,844
Other unconsolidated investees	115,492

Total investments in unconsolidated investees other than property funds	$236,336

Investments in land and development projects:
Development projects in process (see pages 6 and 18)	$911,847
Land held for development (see pages 6 and 7)	1,090,941

Total investments in land and development projects	$2,002,788

Other assets:
Cash and cash equivalents	$519,234
Deposits, prepaid assets and other tangible assets (E)	715,449
Accounts and other receivables (F)	189,903
Our share of other tangible assets of property funds (G)	34,255

Total other assets	$1,458,841

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(9,046,190)
Our share of third party debt of property funds (see page 11) (G)	(816,356)
Our share of other third party liabilities of property funds (G)	(30,780)

Total liabilities	(9,893,326)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(10,243,326)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on page 9a.
Supplemental Information Page 9

ProLogis
Third Quarter 2006
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to page 9.
COMMENTS
(A)	The components of Net Asset Value provided on page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties, for the three months ended September 30, 2006 follows (amounts in thousands). ProLogis European Properties has publicly traded units and therefore, a separate calculation using pro forma NOI is not necessary (see comment D).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
		California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	ProLogis	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund	Fund I	Fund II

Calculation of pro forma NOI (a):
Rental income (see pages 2 and 10)	$237,521	$20,895	$10,585	$40,860	$28,922	$5,541	$19,169	$23,224	$9,792
Straight-lined rents and amortization of lease intangibles (b)	(7,881)	(185)	(32)	(100)	(787)	(64)	398	(55)	(6)
Net termination fees (c)	(732)	—	(25)	102	6	—	1	—	—

Adjusted rental income	228,908	20,710	10,528	40,862	28,141	5,477	19,568	23,169	9,786

Rental expenses (see pages 2 and 10)	(59,753)	(4,305)	(2,277)	(8,769)	(7,685)	(1,449)	(4,583)	(3,324)	(113)
Certain fees paid to ProLogis (d)	—	175	107	535	302	55	199	—	—

Adjusted rental expenses	(59,753)	(4,130)	(2,170)	(8,234)	(7,383)	(1,394)	(4,384)	(3,324)	(113)

Adjusted NOI	169,155	16,580	8,358	32,628	20,758	4,083	15,184	19,845	9,673
Other adjustments (e) (f)	26,933	—	—	—	—	—	—	—	2,042

Pro forma NOI	$196,088	$16,580	$8,358	$32,628	$20,758	$4,083	$15,184	$19,845	$11,715

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of lease intangibles are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at September 30, 2006.

(f)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 16.
(C)	Amount includes: (i) development management and other income, (ii) interest income on long-term notes receivable and (iii) FFO from non-industrial CDFS joint ventures.

(D)	On September 22,2006, ProLogis European Properties (PEPR) completed an initial public offering to trade on the Euronext Amsterdam stock exchange (see note 21 on page 8d). At September 30, 2006, the Net Asset Value of our investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Calculation based on trading price

Number of equity units held by us on September 30, 2006	45,310
Price per unit at September 30, 2006, in euros (g)	14.70

Total in euros	666,057
Euro to U.S. dollar exchange rate at September 30, 2006	1.2660

Total in U.S. dollars	$843,228
Net amounts owed to us	7,105

Total Net Asset Value at September 30, 2006	$850,333

Calculation based on third party valuation

Number of equity units held by us on September 30, 2006	45,310
Valuation per unit at June 30, 2006, in euros (h)	13.61

Total in euros	616,669
Euro to U.S. dollar exchange rate at September 30, 2006	1.2660

Total in U.S. dollars	$780,703
Net amounts owed to us	7,105
Add our share of FFO since June 30, 2006 (i)	1,720
Less dividends received since June 30, 2006	(10,105)

Total Net Asset Value at September 30, 2006	$779,423

(g)	Based on closing price of PEPR units on the Euronext Amsterdam stock exchange.

(h)	Based on an independent third party valuation as of June 30, 2006.

(i)	Represents our share of FFO of PEPR since the last net asset valuation (June 30, 2006) excluding management fee income that is paid to ProLogis on a current basis (see page 10).
(E)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate — other investments.

(F)	Excludes receivables associated with our CDFS business segment.

(G)	Excludes PEPR. See comment D.
Supplemental Information Page 9a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	Liquidated
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan	Property
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties	Funds
	Properties	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund (A)	Fund I	Fund II (B)	(A)(C)	Total
	For the Three Months Ended September 30, 2006
EBITDA, FFO and net earnings of each property fund:
Rental income	107,573	20,895	10,585	40,860	28,922	5,541	19,169	23,224	9,792	—	266,561
Rental expenses:
Property management fees paid to us (D)	(810)	(709)	(312)	(1,265)	(1,006)	(210)	(747)	—	—	—	(5,059)
Other	(18,810)	(3,596)	(1,965)	(7,504)	(6,679)	(1,239)	(3,836)	(3,324)	(113)	—	(47,066)

Total rental expenses	(19,620)	(4,305)	(2,277)	(8,769)	(7,685)	(1,449)	(4,583)	(3,324)	(113)	—	(52,125)

Net operating income from properties	87,953	16,590	8,308	32,091	21,237	4,092	14,586	19,900	9,679	—	214,436

Other income (expense) (E)	(33,998)	48	(22)	455	191	(145)	106	(131)	(44)	—	(33,540)
Asset management and other fees paid to us (D)	(8,318)	(16)	(177)	(248)	(863)	(142)	(5)	(1,292)	(485)	—	(11,546)

EBITDA of the property fund	45,637	16,622	8,109	32,298	20,565	3,805	14,687	18,477	9,150	—	169,350

Current income tax and other expense	(5,377)	(3)	(11)	31	(33)	—	(5)	—	—	—	(5,398)
Gain on disposition of CDFS business assets	—	—	—	6,237	—	—	—	—	—	—	6,237
Third party interest expense	(31,569)	(5,590)	(4,621)	(11,384)	(12,603)	(814)	(7,745)	(3,573)	(1,970)	—	(79,869)

FFO of the property fund	8,691	11,029	3,477	27,182	7,929	2,991	6,937	14,904	7,180	—	90,320

Real estate related depreciation and amortization	(26,391)	(5,210)	(2,727)	(10,144)	(9,182)	(1,837)	(7,642)	(10,182)	(2,994)	—	(76,309)
Gains on other dispositions, net	31,840	40	—	—	—	—	—	—	—	—	31,880
Foreign currency exchange losses, net	(5,345)	—	—	—	—	—	—	—	—	—	(5,345)
Deferred income tax benefit	2,473	—	—	3,444	—	—	—	—	—	—	5,917

Net earnings of the property fund	11,268	5,859	750	20,482	(1,253)	1,154	(705)	4,722	4,186	—	46,463

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (F)	21.3%	50.0%	41.3%	11.2%	20.0%	20.0%	20.0%	20.0%	20.0%		21.8%

Our share of the property fund’s EBITDA	9,339	8,311	3,349	3,617	4,113	761	2,937	3,696	1,830	—	37,953
Fees paid to us (G)	9,128	1,269	598	3,517	2,149	365	1,647	1,291	457	—	20,421
Other (H)	—	(303)	(91)	(114)	(77)	(8)	(24)	270	74	—	(273)

EBITDA recognized by us	18,467	9,277	3,856	7,020	6,185	1,118	4,560	5,257	2,361	—	58,101

Our share of the property fund’s FFO	1,720	5,515	1,436	3,044	1,586	598	1,388	2,981	1,436	—	19,704
Fees paid to us (G)	9,128	1,269	598	3,517	2,149	365	1,647	1,291	457	—	20,421
Other (H)	—	(255)	(91)	(125)	(116)	(8)	(33)	270	74	—	(284)

FFO recognized by us	10,848	6,529	1,943	6,436	3,619	955	3,002	4,542	1,967	—	39,841

Our share of the property fund’s net earnings	2,284	2,930	310	2,294	(251)	231	(141)	945	837	—	9,439
Fees paid to us (G)	9,128	1,269	598	3,517	2,149	365	1,647	1,291	457	—	20,421
Other (H)	689	211	49	130	(20)	—	131	454	132	—	1,776

Net earnings recognized by us	12,101	4,410	957	5,941	1,878	596	1,637	2,690	1,426	—	31,636

	For the Three Months Ended September 30, 2005
EBITDA recognized by us	22,759	8,842	3,896	6,207	6,823	955	—	4,336	—	5,010	58,828

FFO recognized by us	15,492	6,018	1,982	4,976	4,308	796	—	3,757	—	3,409	40,738

Net earnings recognized by us	11,925	3,790	998	4,335	2,547	442	—	3,187	—	2,314	29,538

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006.

(B)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.

(C)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.

(D)	These fees are paid to us on a current basis.

(E)	For ProLogis European Properties, this amount includes expenses related to its IPO (see note 21 on page 8d).
(F)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(G)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(H)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment F and note 12.
Supplemental Information Page 10

ProLogis
Third Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	Liquidated
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan	Property
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties	Funds
	Properties	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund (A)	Fund I	Fund II (B)	(A)(C)	Total
	For the Nine Months Ended September 30, 2006
EBITDA, FFO and net earnings of each property fund:
Rental income	304,897	61,410	32,062	121,473	88,170	15,957	41,017	68,910	17,994	690	752,580
Rental expenses:
Property management fees paid to us (D)	(2,449)	(2,053)	(1,027)	(3,724)	(3,002)	(616)	(1,629)	—	—	—	(14,500)
Other	(46,087)	(9,669)	(5,493)	(20,695)	(20,314)	(2,579)	(8,039)	(9,208)	(255)	(47)	(122,386)

Total rental expenses	(48,536)	(11,722)	(6,520)	(24,419)	(23,316)	(3,195)	(9,668)	(9,208)	(255)	(47)	(136,886)

Net operating income from properties	256,361	49,688	25,542	97,054	64,854	12,762	31,349	59,702	17,739	643	615,694

Other income (expense) (E)	(33,877)	108	(96)	581	265	(453)	246	(352)	(366)	(34)	(33,978)
Gains on liquidation of funds	—	—	—	—	—	—	—	—	—	139,571	139,571
Asset management and other fees paid to us (D)	(23,627)	(18)	(490)	(444)	(2,494)	(400)	(10)	(3,886)	(918)	—	(32,287)

EBITDA of the property fund	198,857	49,778	24,956	97,191	62,625	11,909	31,585	55,464	16,455	140,180	689,000

Current income tax and other expense	(13,353)	(10)	(77)	(469)	(50)	—	(14)	—	—	—	(13,973)
Gain on disposition of CDFS business assets	—	—	—	6,277	—	—	—	—	—	—	6,277
Third party interest expense	(88,338)	(16,835)	(13,858)	(36,129)	(37,826)	(2,453)	(16,507)	(10,581)	(3,275)	(314)	(226,116)

FFO of the property fund	97,166	32,933	11,021	66,870	24,749	9,456	15,064	44,883	13,180	139,866	455,188

Real estate related depreciation and amortization	(68,836)	(15,490)	(8,142)	(28,802)	(28,287)	(5,468)	(15,181)	(18,219)	(6,124)	(170)	(194,719)
Depreciation adjustments on liquidation of funds	—	—	—	—	—	—	—	—	—	45,987	45,987
Gains on other dispositions, net	32,369	40	—	—	—	—	—	—	—	—	32,409
Foreign currency exchange losses, net	(436)	—	—	—	—	—	—	—	—	—	(436)
Deferred income tax benefit	10,806	—	—	3,444	—	—	—	—	—	—	14,250

Net earnings of the property fund	71,069	17,483	2,879	41,512	(3,538)	3,988	(117)	26,664	7,056	185,683	352,679

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (F)	20.8%	50.0%	41.3%	11.2%	20.0%	20.0%	20.0%	20.0%	20.0%	20.0%	21.6%

Our share of the property fund’s EBITDA	41,362	24,889	10,307	10,885	12,525	2,382	6,317	11,093	3,291	28,036	151,087
Fees paid to us (G)	26,076	3,076	2,002	8,744	6,277	1,064	3,281	4,653	2,035	22,110	79,318
Other (H)	—	(541)	(188)	(193)	(101)	(8)	(28)	778	127	(12)	(166)

EBITDA recognized by us	67,438	27,424	12,121	19,436	18,701	3,438	9,570	16,524	5,453	50,134	230,239

Our share of the property fund’s FFO	20,211	16,467	4,552	7,489	4,950	1,891	3,013	8,977	2,636	27,973	98,159
Fees paid to us (G)	26,076	3,076	2,002	8,744	6,277	1,064	3,281	4,653	2,035	22,110	79,318
Other (H)	—	(331)	(188)	243	(217)	(8)	(50)	778	127	(46)	308

FFO recognized by us	46,287	19,212	6,366	16,476	11,010	2,947	6,244	14,408	4,798	50,037	177,785

Our share of the property fund’s net earnings	14,782	8,742	1,189	4,649	(708)	798	(23)	5,333	1,411	37,137	73,310
Fees paid to us (G)	26,076	3,076	2,002	8,744	6,277	1,064	3,281	4,653	2,035	22,110	79,318
Other (H)	1,840	698	148	852	(57)	—	270	1,329	203	36	5,319

Net earnings recognized by us	42,698	12,516	3,339	14,245	5,512	1,862	3,528	11,315	3,649	59,283	157,947

	For the Nine Months Ended September 30, 2005

EBITDA recognized by us	67,842	27,151	11,905	17,498	19,241	3,274	—	11,521	—	14,819	173,251

FFO recognized by us	46,600	18,361	6,177	14,475	11,525	2,792	—	10,035	—	9,912	119,877

Net earnings recognized by us	34,527	11,684	3,235	12,364	6,280	1,708	—	8,664	—	6,856	85,318

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. The amounts presented in “liquidated property funds” include amounts for ProLogis N.A. Properties Funds II-IV net of the deferral due to our continuing ownership interest in the properties. See note 14 for more detail and a description of the amounts recognized.

(B)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.

(C)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.

(D)	These fees are paid to us on a current basis.

(E)	For ProLogis European Properties, this amount includes expenses related to its IPO (see note 21 on page 8d).

(F)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(G)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(H)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment F and note 12.
Supplemental Information Page 10a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Property Funds — Balance Sheets as of September 30, 2006
(in thousands, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Properties	LLC	Fund I	Fund V	Funds VI -X	Fund XI	Fund	Fund I	Fund II	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$4,690,743	$694,668	$380,039	$1,508,498	$1,504,395	$229,992	$880,745	$1,194,445	$695,000	$11,778,525

Other assets, net of other liabilities	$10,622	$14,241	$4,429	$(54,674)	$33,820	$10,799	$36,565	$(40,307)	$(153,636)	$(138,141)

Total assets, before depreciation, net of other liabilities	$4,701,365	$708,909	$384,468	$1,453,824	$1,538,215	$240,791	$917,310	$1,154,138	$541,364	$11,640,384

Third party debt	$2,497,514	$326,282	$242,304	$812,208	$905,497	$66,275	$552,928	$534,079	$252,102	$6,189,189

Our ownership interest (A)	24.0%	50.0%	41.3%	11.2%	20.0%	20.0%	20.0%	20.0%	20.0%	23.0%

Our Share of the Property Funds’ Balances:

Our balance sheet investment (see page 7)	$399,559	$112,852	$30,813	$58,961	$116,132	$31,857	$72,153	$86,827	$40,480	$949,634
Add (deduct):
Our share of third party debt	599,403	163,141	100,072	90,967	181,099	13,255	110,586	106,816	50,420	1,415,759
Our share of depreciation and amortization	85,047	49,729	22,613	8,610	13,057	2,804	2,253	6,054	1,116	191,283
Gross proceeds not recognized on a cumulative basis (before amortization) (see note 13)	132,947	31,523	9,133	27,641	2,766	—	22,519	44,878	20,322	291,729
Other (B)	(88,628)	(2,790)	(3,846)	(23,351)	(5,411)	242	(24,049)	(13,747)	(4,065)	(165,645)

Our share of total assets, before depreciation, net of other liabilities	$1,128,328	$354,455	$158,785	$162,828	$307,643	$48,158	$183,462	$230,828	$108,273	$2,682,760

COMMENTS
(A)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Generally consists of: (i) advances to the property fund; (ii) additional basis in the investments that have been recorded directly by us; (iii) adjustments necessary to reflect our share of the equity of the property fund based on our ownership at the time the earnings were recognized for those property funds (applicable when our ownership has varied over time); and (iv) our proportionate share of the accumulated other comprehensive income of ProLogis European Properties (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Funds I and II (cumulative foreign currency translation adjustments). The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Third Quarter 2006
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	September 30,	December 31,
	Feet	Investment	2006	2005 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	173,481	$8,151,742	94.13%	93.76%
Europe	7,950	548,989	89.41%	73.23%
Asia	2,685	132,852	91.60%	99.79%

Total Direct Investment — Stabilized	184,116	8,833,583	93.89%	93.00%

CDFS Joint Ventures (C):
North America	812	19,433	0.00%	—
Asia	2,829	95,530	94.82%	89.32%

Total CDFS joint ventures	3,641	114,963	73.67%	89.32%

Property Funds (C):
ProLogis California LLC	14,211	694,668	99.76%	97.10%
ProLogis North American Properties Fund I	9,406	380,039	95.52%	93.89%
ProLogis North American Properties Fund V	35,755	1,508,498	97.42%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,504,395	87.18%	90.82%
ProLogis North American Properties Fund XI	4,315	229,992	98.23%	97.96%
ProLogis North American Industrial Fund (D)	14,513	880,745	96.89%	—
ProLogis European Properties	57,123	4,690,743	96.80%	96.34%
ProLogis Japan Properties Fund I	7,424	1,194,445	100.00%	100.00%
ProLogis Japan Properties Fund II (D)	4,857	695,000	99.86%	—

Total Property Funds	173,001	11,778,525	95.95%	96.11%

Total Industrial Stabilized Portfolio	360,758	$20,727,071	94.68%	94.49%
Total Retail Stabilized Portfolio	937	264,502	98.66%	99.52%

Total Stabilized Portfolio	361,695	$20,991,573	94.69%	94.52%

Total Operating Portfolio (E):
Industrial Portfolio:
Direct Investment:
North America	182,422	$8,535,725	91.53%	89.71%
Europe	14,635	1,016,076	62.30%	55.76%
Asia	5,270	461,794	92.12%	84.83%

Total Direct Investment — Total Portfolio	202,327	10,013,595	89.43%	87.72%

CDFS Joint Ventures (C):
North America	1,313	34,034	0.00%	100.00%
Asia	3,447	108,791	88.90%	79.78%

Total CDFS joint ventures	4,760	142,825	64.38%	84.78%

Property Funds (C):
ProLogis California LLC	14,211	694,668	99.76%	97.10%
ProLogis North American Properties Fund I	9,406	380,039	95.52%	93.89%
ProLogis North American Properties Fund V	35,755	1,508,498	97.42%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,504,395	87.18%	90.82%
ProLogis North American Properties Fund XI	4,315	229,992	98.23%	97.96%
ProLogis North American Industrial Fund (D)	14,513	880,745	96.89%	—
ProLogis European Properties	57,123	4,690,743	96.80%	96.34%
ProLogis Japan Properties Fund I	7,424	1,194,445	100.00%	100.00%
ProLogis Japan Properties Fund II (D)	4,857	695,000	99.86%	—

Total Property Funds	173,001	11,778,525	95.95%	96.11%

Total Industrial Portfolio	380,088	$21,934,945	92.09%	91.54%
Total Retail Portfolio	937	264,502	98.66%	92.17%

Total Operating Portfolio	381,025	$22,199,447	92.10%	91.50%

COMMENTS
(A)	At December 31, 2005, the stabilized portfolio consisted of 328,415 square feet and the total operating portfolio consisted of 349,715 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the CDFS industrial joint venture’s/property fund’s basis in the real estate.

(D)	We made the initial contribution to these property funds during the first quarter of 2006. See note 20.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
Third Quarter 2006
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	September 30,	December 31,
	Feet	Investment	2006	2005 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Industrial operating properties	155,786	$7,373,753	94.43%	93.96%
Retail operating properties	937	264,502	98.66%	99.52%
CDFS properties — repositioned acquisitions	7,557	337,504	94.42%	90.35%
CDFS properties — completed developments	10,138	440,485	89.24%	90.99%

Total Direct Investment — North America	174,418	8,416,244	94.15%	93.82%
CDFS joint ventures (C)	812	19,433	0.00%	—
Property Funds (C)	103,597	5,198,337	95.02%	95.69%

Total North America Stabilized Portfolio	278,827	13,634,014	94.20%	94.53%

Europe:
Direct Investment
Operating properties	661	23,664	92.44%	100.00%
CDFS properties — repositioned acquisitions	611	30,944	80.33%	69.30%
CDFS properties — completed developments	6,678	494,381	89.94%	69.27%

Total Direct Investment — Europe	7,950	548,989	89.41%	73.23%
Property Fund (C)	57,123	4,690,743	96.80%	96.34%

Total Europe Stabilized Portfolio	65,073	5,239,732	95.89%	93.85%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	1,342	70,213	85.16%	100.00%
CDFS properties — completed developments	1,343	62,639	98.04%	99.76%

Total Direct Investment — Asia	2,685	132,852	91.60%	99.79%
CDFS joint ventures (C)	2,829	95,530	94.82%	89.32%
Property Funds (C)	12,281	1,889,445	99.94%	100.00%

Total Asia Stabilized Portfolio	17,795	2,117,827	97.87%	98.00%

Total Stabilized Portfolio	361,695	$20,991,573	94.69%	94.52%

Operating Portfolio (E):
North America:
Total North America Stabilized Properties	278,827	$13,634,014	94.20%	94.53%
Prestabilized Properties
Industrial operating properties	646	44,743	40.17%	76.76%
Retail operating properties	—	—	—	74.97%
CDFS properties — repositioned acquisitions	1,998	107,736	16.81%	10.02%
CDFS properties — completed developments	6,297	231,504	49.01%	25.07%
CDFS joint ventures (C)	501	14,601	0.00%	100.00%

Total Prestabilized Properties — North America	9,442	398,584	38.99%	51.08%

Total North America Operating Portfolio	288,269	14,032,598	92.39%	91.85%

Europe:
Total Europe Stabilized Properties	65,073	5,239,732	95.89%	93.85%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,405	69,344	10.13%	50.00%
CDFS properties — completed developments	5,280	397,743	35.37%	26.71%

Total Prestabilized Properties — Europe	6,685	467,087	30.07%	28.08%

Total Europe Operating Portfolio	71,758	5,706,819	89.76%	89.68%

Asia:
Total Asia Stabilized Properties	17,795	2,117,827	97.87%	98.00%
Prestabilized Properties
CDFS properties — repositioned acquisitions	134	14,011	23.98%	—
CDFS properties — completed developments	2,451	314,931	96.40%	55.44%
CDFS joint ventures (C)	618	13,261	61.84%	47.84%

Total Prestabilized Properties — Asia	3,203	342,203	86.70%	51.65%

Total Asia Operating Portfolio	20,998	2,460,030	96.17%	93.35%

Total Operating Portfolio	381,025	$22,199,447	92.10%	91.50%

Comments are on page 12.
Supplemental Information Page 12a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	11,008	$42,206	5.49%
2007	24,603	103,834	13.51%
2008	28,223	115,745	15.06%
2009	27,879	113,645	14.79%
2010	20,992	89,599	11.66%
2011	25,615	113,887	14.82%
2012	10,790	48,182	6.27%
2013	5,049	24,225	3.15%
2014	7,568	33,940	4.42%
2015	3,007	28,236	3.67%
2016	7,628	42,075	5.48%
Thereafter	2,489	12,876	1.68%

Totals	174,851	$768,450	100.00%

Property Funds and CDFS Industrial Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006(C)	6,852	$33,079	3.43%
2007	17,474	86,093	8.94%
2008	18,810	90,357	9.38%
2009	21,872	111,642	11.59%
2010	16,088	90,943	9.44%
2011	18,968	96,606	10.03%
2012	11,566	66,347	6.89%
2013	9,564	56,738	5.89%
2014	9,778	63,598	6.60%
2015	12,088	82,021	8.52%
2016	12,218	72,726	7.55%
Thereafter	12,790	113,099	11.74%

Totals	168,068	$963,249	100.00%

COMMENTS (square feet in thousands)

(A)	Includes the industrial and retail operating portfolio. Assumes customers do not exercise renewal options.
(B)	Represents annualized base rents at lease expiration. As of September 30, 2006, the weighted average base rent per square foot was $4.17 (direct investment) and $5.58 (property funds and CDFS industrial joint ventures).
(C)	Includes amounts leased on a month-to-month basis of 3,589 square feet (direct investment) and 1,781 square feet (property funds and CDFS industrial joint ventures).
Supplemental Information Page 13

ProLogis
Third Quarter 2006
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (C)		of Leases

1	Deutsche Post AG (DHL)	2.85%		65
2	TPG N.V. (TNT Automotive)	1.48%		17
3	Home Depot, Inc.	1.32%		16
4	NYK Line (Nippon Yusen Kaisha)	1.29%		16
5	Nippon Express Group	1.25%		17
6	Unilever	1.19%		7
7	NOL Group (Neptune Orient Lines)	1.06%		18
8	Wal-Mart Stores, Inc.	0.82%		9
9	Wincanton Logistics	0.80%		12
10	Altria Group, Inc. (Kraft)	0.80%		9
11	Kuehne & Nagel	0.79%		15
12	Geodis	0.79%		12
13	Procter & Gamble	0.70%		9
14	Sears, Roebuck & Co.	0.67%		13
15	ID Logistics France	0.64%		7
16	Sanyo Electric, Ltd.	0.64%		4
17	Hitachi, Ltd.	0.63%		5
18	PSA (Peugeot)	0.56%		10
19	PepsiCo	0.55%		9
20	Shinkai TS Corp.	0.55%		3
21	Amazon.com, Inc.	0.54%		4
22	FedEx Corporation	0.52%		18
23	Matsushita Electric Indust. Co. Ltd	0.52%		3
24	Whirlpool Corporation	0.51%		7
25	Goodyear Tire & Rubber Co.	0.50%		6

	Total	21.97	%(D)	311

COMMENTS (square feet in thousands)

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and CDFS industrial joint ventures.
(B)	As of September 30, 2006, including property funds and CDFS industrial joint ventures, we had 327 Focus 500 Customers (targeted users of distribution space). These customers lease 185,488 square feet of distribution space representing 48.8% of the total industrial operating portfolio as of September 30, 2006.
(C)	Percentage is based on the annualized collected base rents as of September 30, 2006.
(D)	When considering only our direct investment properties, the top 25 customers represented 18.24% of our total annualized collected base rents as of September 30, 2006.
Supplemental Information Page 13a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

		(in thousands)	(in thousands)		(in thousands)
First Quarter	507	31,017	24,459	$1.04	21,254	-0.4%	73.4%

Second Quarter	472	22,622	14,909	$1.27	16,838	0.1%	74.1%

Third Quarter	470	23,597	17,824	$1.19	16,970	2.1%	76.9%

Year to Date	1,449	77,236	57,192	$1.15	55,062	0.5%	75.2%
Actual Capital Expenditures
For the Nine Months Ended September 30, 2006
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage for	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	the Period	Expenditures

ProLogis	$21,752	$34,585	$18,830	$75,167	100.0%	$75,167
ProLogis European Properties	4,116	5,299	201	9,616	20.8%	2,000
ProLogis California LLC	1,766	1,472	2,385	5,623	50.0%	2,812
ProLogis North American Properties Fund I	671	709	1,052	2,432	41.3%	1,004
ProLogis North American Properties Fund V	2,181	1,918	2,416	6,515	11.2%	730
ProLogis North American Properties Fund VI-X	4,800	2,722	2,722	10,244	20.0%	2,049
ProLogis North American Properties Fund XI	327	393	149	869	20.0%	174

	$35,613	$47,098	$27,755	$110,466		$83,936

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and CDFS industrial joint ventures.
(B)	Represents all leases signed during the period, including leases for space in properties that are under development.
(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
(D)	Represents the leasing activity and associated rent growth for space that has been previously leased. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 14

ProLogis
Third Quarter 2006
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	Growth (F)

	(in thousands)
First Quarter	274,361	+4.06%	+5.41%	+3.69%	+4.04%	+3.97%	-1.10%

Second Quarter	273,692	+2.24%	-0.65%	+3.03%	+3.24%	+2.96%	+2.50%

Third Quarter	270,864	+1.96%	+6.44%	+0.73%	+1.78%	+2.50%	+2.30%

Year to Date	270,864	+3.16%	+3.91%	+2.95%	+3.51%	+3.16%	+1.00%

COMMENTS (in thousands)

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.
The percentage change presented is the weighted average of the measure computed separately for us and each of the property funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.
(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Net termination fees removed from rental income were $145 and $542 for the three months ended September 30, 2006 and 2005, respectively and $2,217 and $8,500 for the nine months ended September 30, 2006 and 2005, respectively.
(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
(D)	In computing the percentage change in net operating income, we compute net operating income as the weighted difference between rental income computed as described in comment B and rental expenses computed as described in comment C.
(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents and adjustments for lease amortization recognized in each period. Lease amortization is associated with intangible assets resulting from acquisitions of operating properties that have leases in place with rental rates above or below market rates at the date of the acquisition. These above/below market leases are amortized over the remaining lease term as a reduction of rental revenue. The straight-lined rents and amortization removed from rental income were $1,515 and $4,400 for the three months ended September 30, 2006 and 2005, respectively and $7,816 and $11,974 for the nine months ended September 30, 2006 and 2005, respectively.
(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 15

ProLogis
Third Quarter 2006
Unaudited Financial Results
Acquisitions and Dispositions (A)
(in thousands, except for percentages)

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2006	2006	2006	to Date
Acquisitions from third parties:
Operating properties acquired by us:
Square feet	3,872	6,109	1,524	11,505
Total expected investment of assets acquired ($)	222,797	321,462	111,736	655,995
Percentage leased at period end	63.35%	82.85%	71.03%	74.72%

Operating properties acquired by property funds:
Square feet	132	560	992	1,684
Total expected investment of assets acquired ($)	18,900	74,451	239,655	333,006
Percentage leased at period end	100.00%	100.00%	100.00%	100.00%

Dispositions:
Direct dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	1,523	5,055	3,430	10,008
Net sales proceeds ($)	306,718	412,764	262,920	982,402

Dispositions to third parties:
Square feet	1,101	385	205	1,691
Net sales proceeds ($)	117,161	57,686	47,765	222,612

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	—	—	—	—
Net sales proceeds ($)	—	—	—	—

Dispositions to third parties:
Square feet	—	—	—	—
Net sales proceeds ($)	—	—	—	—

Land dispositions:
Net sales proceeds ($)	23,224	29,830	52,866	105,920

Total CDFS assets (see page 17):
Square feet	2,624	5,440	3,635	11,699
Net sales proceeds ($)	447,103	500,280	363,551	1,310,934

Percentage of CDFS proceeds generated by contributions to property funds	68.6%	82.5%	72.3%	74.9%

Non-CDFS assets:
Contributions to property funds:
Square feet	—	—	1,403	1,403
Net sales proceeds ($)	—	—	49,656	49,656

Dispositions to third parties:
Square feet	888	624	1,986	3,498
Net sales proceeds ($)	80,016	205,986	137,747	423,749

Total all dispositions:
Square feet	3,512	6,064	7,024	16,600
Net sales proceeds ($)	527,119	706,266	550,954	1,784,339

Direct dispositions by property funds:
Square feet	1,186	—	42	1,228
Net sales proceeds ($)	81,714	—	10,180	91,894

COMMENT

(A)	Amounts do not include the acquisition of the 80% ownership interest of ProLogis North American Properties Funds II, III, and IV and the contribution of assets to ProLogis North American Industrial Fund that occurred in the first quarter of 2006. See note 14.
Supplemental Information Page 16

ProLogis
Third Quarter 2006
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2006	2006	2006	to Date

Square feet of leases signed on CDFS properties (A)	5,630	7,000	6,010	18,640
Square feet of leases signed on CDFS properties to repeat customers	2,316	3,599	3,041	8,956

Percentage to repeat customers	41.1%	51.4%	50.6%	48.0%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three Months Ended				Percentage
	September 30,	June 30,	March 31,	Year	of Total
	2006	2006	2006	to Date	Proceeds

North America:
Atlanta, Georgia	$—	$10,075	$3,112	$13,187	1.01%
Central New Jersey	—	9,486	—	9,486	0.72%
Charlotte, North Carolina	—	40	—	40	0.00%
Chicago, Illinois	50,666	70,638	—	121,304	9.25%
Cincinnati, Ohio	—	—	21,479	21,479	1.64%
Columbus, Ohio	3,568	—	—	3,568	0.27%
Dallas/Fort Worth, Texas	3,384	—	—	3,384	0.26%
Denver, Colorado	—	7,553	38,703	46,256	3.53%
El Paso, Texas	—	485	—	485	0.04%
Houston, Texas	8,738	29,613	—	38,351	2.93%
Juarez, Mexico	—	—	3,224	3,224	0.25%
Orlando, Florida	8,916	14,179	—	23,095	1.76%
Phoenix, Arizona	1,493	1,925	—	3,418	0.26%
Portland, Oregon	—	7,539	—	7,539	0.58%
Reynosa, Mexico	—	—	7,387	7,387	0.56%
San Antonio, Texas	—	—	10,390	10,390	0.79%
Southern California	—	1,689	—	1,689	0.13%
Toronto, Canada	4,616	—	4,296	8,912	0.68%

	81,381	153,222	88,591	323,194	24.66%

Europe:
France (Central)	—	26,850	—	26,850	2.05%
France (South)	—	30,828	—	30,828	2.35%
Germany (Rhine/Main)	—	29,844	—	29,844	2.28%
Germany (South)	—	21,901	—	21,901	1.67%
Italy (Milan)	—	—	15,432	15,432	1.18%
Poland (South)	—	—	41,532	41,532	3.17%
Poland (West)	—	11,348	10,639	21,987	1.68%
Czech Republic (Prague)	—	—	12,294	12,294	0.94%
Spain (Madrid)	—	—	49,107	49,107	3.75%
United Kingdom (East Midlands)	—	58,458	—	58,458	4.46%
United Kingdom (London and Southeast)	58,670	67,135	47,765	173,570	13.24%
United Kingdom (North)	334	35,311	—	35,645	2.72%
United Kingdom (South West)	—	12,290	—	12,290	0.94%
United Kingdom (West Midlands)	—	53,093	34,654	87,747	6.69%

	59,004	347,058	211,423	617,485	47.12%

Asia:
Japan (Tokyo)	272,132	—	63,537	335,669	25.58%
Japan (Tohoku)	24,121	—	—	24,121	1.84%
Japan (Hiroshima)	10,465	—	—	10,465	0.80%

	306,718	—	63,537	370,255	28.22%

Net sales proceeds on transactions before deferrals and recapture	447,103	500,280	363,551	1,310,934	100.00%

Less: amounts not recognized (B)	(18,101)	(10,317)	(23,608)	(52,026)
Add: deferred proceeds recapture (C)	—	1,577	13,298	14,875

Total CDFS disposition proceeds	$429,002	$491,540	$353,241	$1,273,783

COMMENTS

(A)	Represents leases of unleased space in completed industrial distribution developments or repositioned acquisitions signed during the period, including CDFS industrial joint ventures.
(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 12 and 13.
(C)	We recognized previously deferred proceeds related to the acquisition and subsequent contribution of the assets of ProLogis North American Properties Funds II-IV in the first quarter of 2006 (see note 14) and amounts based on the decrease in our ownership of ProLogis European Properties during the second quarter.
Supplemental Information Page 17

ProLogis
Third Quarter 2006
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	September 30, 2006
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions	9,555	$445,240	78.19%
CDFS properties — completed developments	16,435	671,989	73.82%

Total CDFS Operating Properties — North America	25,990	1,117,229	75.43%

Europe:
CDFS properties — repositioned acquisitions	2,016	100,288	31.41%
CDFS properties — completed developments	11,958	892,124	65.85%

Total CDFS Operating Properties — Europe	13,974	992,412	60.88%

Asia:
CDFS properties — repositioned acquisitions	1,476	84,224	79.62%
CDFS properties — completed developments	3,794	377,570	96.98%

Total CDFS Operating Properties — Asia	5,270	461,794	92.12%

Total Acquired and Developed Properties (see page 12a)	45,234	2,571,435	72.88%

Properties Under Development — Direct Owned (B):
North America	8,560	475,054	6.46%
Europe	8,570	677,795	28.07%
Asia	7,537	826,593	27.32%

Total Properties Under Development (see page 18)	24,667	1,979,442	20.34%

Total CDFS Asset Pipeline — Direct Owned	69,901	$4,550,877	54.34%

Completed Properties — CDFS Joint Ventures (C):
North America	1,313	$17,017	0.00%
Asia	3,447	54,395	88.90%

Total Completed Properties — CDFS Joint Ventures	4,760	71,412	64.38%

Properties Under Development — CDFS Joint Ventures (C):
Europe	150	3,636	0.00%
Asia	1,064	17,626	61.74%

Total Properties Under Development — CDFS Joint Ventures (see page 18a)	1,214	21,262	54.11%

Total CDFS Asset Pipeline — CDFS Joint Ventures	5,974	$92,674	62.29%

Total CDFS Asset Pipeline (D)	75,875	$4,643,551	54.97%

CDFS Assets By Geographic Area (B)

	September 30, 2006
	Square
	Feet	Investment (A)	Leased

North America	35,863	$1,609,300	56.21%
Europe	22,694	1,673,843	48.08%
Asia	17,318	1,360,408	61.41%

Total CDFS Asset Pipeline (D)	75,875	$4,643,551	54.97%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.
(B)	Includes only industrial properties.
(C)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.
(D)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2005

Development Starts:
North America:
Square feet	1,349	4,952	1,718	272
Total expected investment ($)	79,777	243,008	122,295	17,068
Cost per square foot ($)	59.14	49.07	71.18	62.75
Europe:
Square feet	2,047	2,259	5,332	1,798
Total expected investment ($)	197,132	138,047	327,867	108,061
Cost per square foot ($)	96.30	61.11	61.49	60.10
Asia:
Square feet	460	1,363	4,302	3,066
Total expected investment ($)	66,273	102,249	437,260	239,597
Cost per square foot ($)	144.07	75.02	101.63	78.15
Total:
Square feet	3,856	8,574	11,352	5,136
Total expected investment ($)	343,182	483,304	887,422	364,726
Cost per square foot ($)	89.00	56.37	78.17	71.01

Development Completions:
North America:
Square feet	1,166	4,244	2,936	3,756
Total expected investment ($)	81,447	154,507	117,177	144,573
Cost per square foot ($)	69.85	36.41	39.91	38.49
Leased percentage at completion (B)	66.27%	44.27%	48.32%	34.78%
Leased percentage as of 09/30/06		49.21%	90.44%	89.83%
Europe:
Square feet	3,437	2,613	1,931	3,770
Total expected investment ($)	276,992	244,594	134,060	241,238
Cost per square foot ($)	80.59	93.61	69.43	63.99
Leased percentage at completion (B)	59.31%	59.52%	27.19%	59.14%
Leased percentage as of 09/30/06		81.85%	65.60%	85.86%
Asia:
Square feet	1,600	1,071	1,626	163
Total expected investment ($)	163,214	186,979	210,395	5,247
Cost per square foot ($)	102.01	174.58	129.39	32.19
Leased percentage at completion (B)	94.49%	96.63%	100.00%	0.00%
Leased percentage as of 09/30/06		100.00%	100.00%	100.00%
Total:
Square feet	6,203	7,928	6,493	7,689
Total expected investment ($)	521,653	586,080	461,632	391,058
Cost per square foot ($)	84.10	73.93	71.10	50.86
Leased percentage at completion (B)	68.95%	56.37%	54.98%	45.91%
Leased percentage as of 09/30/06		66.83%	85.44%	87.79%

Under Development as of End of Period:
North America:
Square feet	8,560	8,377	7,670	8,886
Total expected investment ($)	475,054	467,300	373,252	362,995
Cost per square foot ($)	55.50	55.78	48.66	40.85
Leased percentage as of 09/30/06	6.46%
Europe:
Square feet	8,570	10,095	10,451	7,447
Total expected investment ($)	677,795	743,692	814,925	622,571
Cost per square foot ($)	79.09	73.67	77.98	83.60
Leased percentage as of 09/30/06	28.07%
Asia:
Square feet	7,537	9,931	9,591	6,914
Total expected investment ($)	826,593	924,973	1,005,550	776,650
Cost per square foot ($)	109.67	93.14	104.84	112.33
Leased percentage as of 09/30/06	27.32%
Total:
Square feet	24,667	28,403	27,712	23,247
Total expected investment ($)	1,979,442	2,135,965	2,193,727	1,762,216
Cost per square foot ($)	80.26	75.21	79.17	75.80
Leased percentage as of 09/30/06	20.34%

Construction in Progress (C):
North America ($)	224,904	180,544	202,675	196,805
Europe ($)	366,786	413,287	416,054	348,253
Asia ($)	320,157	356,813	422,736	339,287

Total Construction in Progress ($)	911,847	950,644	1,041,465	884,345

COMMENTS (square feet in thousands)

(A)	Includes a retail development that was started during the second quarter of 2006, which aggregates 224 square feet and has a total expected investment of $38.1 million and a retail development that was started in the first quarter of 2006, which aggregates 201 square feet and has a total expected investment of $58.9 million.
(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.
(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18

ProLogis
Third Quarter 2006
Unaudited Financial Results
Development Summary — CDFS Industrial Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2005

Development Starts:
North America (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Europe (B):
Square feet	—	150	—	—
Total expected investment ($)	—	7,273	—	—
Cost per square foot ($)	—	48.49	—	—
Asia (B):
Square feet	—	90	—	—
Total expected investment ($) (C)	—	23,419	—	—
Cost per square foot ($)	—	260.21	—	—
Total:
Square feet	—	240	—	—
Total expected investment ($)	—	30,692	—	—
Cost per square foot ($)	—	127.88	—	—
Development Completions:
North America (B):
Square feet	—	—	501	—
Total expected investment ($)	—	—	16,612	—
Cost per square foot ($)	—	—	33.15	—
Leased percentage at completion (D)	—	—	0.00%	—
Leased percentage as of 09/30/06		—	0.00%	—
Asia (B):
Square feet	443	—	531	—
Total expected investment ($)	33,586	—	17,232	—
Cost per square foot ($)	75.81	—	32.47	—
Leased percentage at completion (D)	46.71%	—	50.00%	—
Leased percentage as of 09/30/06		—	100.00%	—
Total:
Square feet	443	—	1,032	—
Total expected investment ($)	33,586	—	33,844	—
Cost per square foot ($)	75.81	—	32.80	—
Leased percentage at completion (D)	46.71%	—	25.72%	—
Leased percentage as of 09/30/06		—	51.43%	—
Under Development as of End of Period:
North America (B):
Square feet	—	—	—	501
Total expected investment ($)	—	—	—	16,612
Cost per square foot ($)	—	—	—	33.16
Leased percentage as of 09/30/06	—
Europe (B):
Square feet	150	150	—	—
Total expected investment ($)	7,273	7,273	—	—
Cost per square foot ($)	48.49	48.49	—	—
Leased percentage as of 09/30/06	0.00%
Asia (B):
Square feet	1,064	1,484	1,394	1,925
Total expected investment ($)	44,866	73,346	43,198	60,430
Cost per square foot ($)	42.17	49.42	30.99	31.39
Leased percentage as of 09/30/06	63.90%
Total:
Square feet	1,214	1,634	1,394	2,426
Total expected investment ($)	52,139	80,619	43,198	77,042
Cost per square foot ($)	42.95	49.34	30.99	31.76
Leased percentage as of 09/30/06	56.00%
COMMENTS

(A)	Includes only industrial properties owned by CDFS joint ventures.
(B)	Represents 100% of the development activity of our CDFS industrial joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%.
(C)	The total expected investment for the development start in the second quarter in Asia includes the costs to develop a container yard, which includes a small building. The cost for the entire project is reflected in the building cost per square foot.
(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18a

ProLogis
Third Quarter 2006
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of September 30, 2006

		Principal Maturities
		of Direct Debt
		(senior notes and fixed rate
Principal Outstanding		secured debt)

Direct Debt:
Senior notes:
7.25% Notes due 2007	$135,000	2006	$14,941
7.10% Notes due 2008	250,000	2007	242,371
7.95% Notes due 2008	50,000	2008	756,092
Floating Rate Notes due 2009 (A)	250,000	2009	374,833
7.30% Notes due 2009	25,000	2010	561,751
7.875% Notes due 2009	28,125	2011	500,543
8.72% Notes due 2009	56,250	2012	751,600
5.25% Notes due 2010	500,000	2013	375,608
4.375% Euro Notes due 2011	448,595	2014	49,131
5.50% Notes due 2012	450,000	2015	555,361
5.50% Notes due 2013	300,000	Thereafter	851,887
5.625% Notes due 2015	400,000	Add: premium, net	57,904

7.81% Notes due 2015	100,000		$5,092,022

9.34% Notes due 2015	50,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(10,672)

Total senior notes	3,582,298

Fixed rate secured debt	1,509,724
Assessment bonds	33,650

	1,543,374

Subtotal	5,125,672

Lines of credit (see page 20)	2,760,770

Total direct debt	7,886,442

Our share of third party debt of unconsolidated investees:
Property funds (see page 11)	1,415,759
CDFS joint ventures	126,676
Other unconsolidated investees	44,673

	1,587,108

Total	$9,473,550

Market Capitalization as of September 30, 2006

		Market
	Shares	Price at
	or Equivalents	September 30,	Market Value
	Outstanding	2006	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$65.00	$130,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.00	125,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.00	125,000

	12,000		380,000

Common Shares	247,125	$57.06	14,100,953
Convertible limited partnership units (5,139 units)	5,140	$57.06	293,288

	252,265		14,394,241

Total equity			14,774,241
Total debt (including our share of third party debt of unconsolidated investees)			9,473,550

Total market capitalization (including our share of third party debt of unconsolidated investees)			$24,247,791

COMMENT
(A)	On August 24, 2006, we issued $250 million of senior notes due August 2009. The interest on the notes will accrue at a variable rate based on the London Interbank Offered Rate plus a margin (5.65% at September 30, 2006). We received net proceeds of the full amount to repay borrowings under our Global Line.
Supplemental Information Page 19

ProLogis
Third Quarter 2006
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at				Weighted
	Total	September 30,	Remaining			Average
	Commitment	2006	Capacity			Interest Rate (A)

Global Line (B)	$3,432,426	$2,760,770	$671,656	(D)		3.47%
Other (C)	66,591	—	66,591	(E)		—

	$3,499,017	$2,760,770	$738,247			3.47%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (F)

Revolving lines of credit	35.16%	3.47%	n/a
Senior notes	45.62%	5.89%	6.8		years
Secured debt	19.22%	6.47%	7.4		years

Totals (G)	100.00%	5.15%	7.0		years

Financial Ratios

		Nine Months Ended	Year Ended
		September 30, 2006	December 31, 2005

Interest coverage ratio (H)		4.2	4.4
Fixed charge coverage ratio (I)		3.9	3.9
Total debt to total book assets (including our share of unconsolidated investees) (see pages 1 and 19)		55.8%	53.1%
Total debt to total market capitalization (including our share of unconsolidated investees) (see page 19)		39.1%	39.7%
COMMENTS
(A)	Represents the weighted average base interest rates using local currency rates on borrowings that were outstanding at September 30, 2006.
(B)	Represents a $3.4 billion global senior credit facility (“Global Line”) through a syndicate of banks. The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. Based on our public debt ratings, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in May 2009.
(C)	This facility represents a total commitment of 35 million British pound sterling.
(D)	Excludes letters of credit outstanding with the lending banks aggregating $83.0 million at September 30, 2006.
(E)	Excludes letters of credit outstanding with the lending bank aggregating $40.6 million at September 30, 2006.
(F)	Calculated through final maturity for debt outstanding at September 30, 2006.
(G)	Total direct debt excluding assessment bonds.
(H)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).
(I)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
Third Quarter 2006
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and CDFS Industrial Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.71	Guadalajara	0.11	Belgium	0.28
Austin	0.57	Juarez	0.36	Czech Republic	0.45
Central Valley (California)	1.46	Mexico City	0.81	France	6.36
Charlotte	1.65	Monterrey	0.46	Germany	1.19
Chicago	5.13	Reynosa	0.78	Hungary	0.57
Cincinnati	2.04	Tijuana	0.38	Italy	1.80

Columbus	3.08			Netherlands	1.50
Dallas/Fort Worth	5.41	Total Mexico	2.90	Poland	1.93

Denver	1.77			Spain	0.87
El Paso	0.99			Sweden	0.32
Greenville	0.71	Canada		United Kingdom	3.55

Houston	2.62	Toronto	0.20
I-81 Corridor (E. Pennsylvania)	3.91			Total Europe	18.82%

Indianapolis	2.73
Las Vegas	0.66	Total North America	75.67%

Louisville	1.24
Memphis	2.74			Asia	%
Nashville	1.41
New Jersey	4.92			China	1.50
Orlando	0.73			Japan	3.93
Other non-target	0.40			Korea	0.04
Phoenix	0.91			Singapore	0.04

Portland	0.87
Reno	1.05			Total Asia	5.51%

Salt Lake City	0.59
San Antonio	1.90
San Diego	0.05
San Francisco-East Bay	1.46
San Francisco-South Bay	1.50
Seattle	0.30
South Florida	1.34
Southern California	10.15
St. Louis	0.76
Tampa	1.00
Washington D.C./Baltimore	1.81

Total United States	72.57

Supplemental Information Page 21